EXHIBIT 99.1

CORD BLOOD AMERICA, INC. ANNOUNCES NEW SERVICE OFFERING

Cord Blood America, Inc. (www.cordblood-america.com) (OTC Bulletin Board: CBAI) ("CBAI" or the "Company") today announced the launch of a new service offering for the storage of mesenchymal cells through its wholly owned subsidiary CorCell Companies, Inc. (CorCell). For additional information on the new service offering please visit http://www.corcell.com/education-center/cord-tissue/

“As we continue to evaluate the advancing science of stem cells, it is clear to us that multiple sources, types, and potential combinations of stem cells within the body are likely contributors to the breakthroughs of tomorrow," said Joseph Vicente, President of Cord Blood America, Inc.  “One such type of stem cell, mesenchymal, is demonstrating great promise.  CorCell will provide for the collection and storage of mesenchymal cells through the cord tissue, and offer this service, branded CordMatrix™, as both a stand-alone offering and in combination with the umbilical cord blood.”

Geoffrey O’Neill, PhD, Tissue Bank Director at the Company commented, “Until now, stem cell banking has focused on those cells derived from cord blood, which are stored mainly for treatment of hematological diseases, such as leukemia, for either the baby or a closely tissue matched sibling by regenerating blood cells following chemotherapy.   In contrast, the cord tissue derived mesenchymal stem cells readily differentiate into other tissues such as bone, muscle, neurons and cartilage and have great potential in treating a variety of age-related degenerative diseases such as osteoarthritis, heart disease and stroke.   What is particularly exciting about these tissue derived stem cells is their ability to more readily transplant across histocompatibilty barriers, thus allowing members of the extended family, such as grandparents, aunts and uncles, to use these cells in repairing damaged tissue as they age. Furthermore, mesenchymal cells can be readily grown in the lab and may conceivably provide a limitless supply of these cells for use by many family members from one banked cord tissue.”

Mr. Vicente concluded, “Domestically, roughly 10% of our total revenue extends beyond our core offering of umbilical cord blood banking.  We view this new extension of our service offerings as part of an ongoing effort to position the Company as a diversified stem cell company.  We will continue to evaluate our own capabilities, science, and the competitive landscape to position the Company for future growth and profitability.”

About Cord Blood America

Cord Blood America, Inc. is the parent company of CorCell, Companies, Inc. which, along with Cord Blood America, Inc., facilitates umbilical cord blood stem cell preservation for expectant parents and their children.  Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and potentially life-saving resource for treating a growing number of ailments, including cancer, leukemia, blood, and immune disorders. To find out more about Cord Blood America, Inc. and CorCell Companies, Inc., visit our websites: http://www.cordblood-america.com/ for investor information and http://www.corcell.com/ for customer information.

Forward-Looking Statements

Some statements made in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect,'' "future," "intend," "plan," and similar expressions to identify forward-looking statements. These statements including those related to the growth of the industry, new stem cell treatments, and Cord Blood America's performance, are only predictions and are subject to certain risks, uncertainties and assumptions. Additional risks are identified and described in the Company's public filings with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company's past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation to update any forward-looking statements to reflect occurrences, developments, events, or circumstances after the date of such statement.

Investor Contact:   Cameron Donahue
Hayden IR
(651) 653-1854
cameron@haydenir.com

Web Site: http://www.cordblood-america.com

SOURCE Cord Blood America, Inc.